Exhibit 4.1(b): Addition to Article I, Paragraph 7 (Approved by the stockholders on February 7, 1995):

"Notwithstanding anything to the contrary herein, all options granted under the Plan after August 31, 1994 shall remain exercisable until a date no later than August 31, 2004."